CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated December 28, 2009 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Municipal Value Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-166840).

/s/ Ernst & Young LLP

Chicago, Illinois

September 24, 2010